SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 24, 2011

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 24, 2011, our European subsidiary Interface Europe B.V. (and certain of its European subsidiaries) entered into a Third Amendment Agreement with respect to its Credit Agreement with The Royal Bank of Scotland N.V. (as successor to ABN AMRO Bank N.V.)  Pursuant to the Third Amendment Agreement, the amount of availability for borrowings and bank guarantees under the Credit Agreement was increased and set at 20 million Euros.

The foregoing description of the Third Amendment Agreement is qualified in its entirety by reference to the full text of the Third Amendment Agreement, a copy of which is filed herewith as Exhibit 99.2.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description
99.1	Second Amendment Agreement, executed on December 17, 2010, among Interface Europe B.V. (and certain of its subsidiaries) and The Royal Bank of Scotland N.V.
99.2	Third Amendment Agreement, executed on November 24, 2011, among Interface Europe B.V. (and certain of its subsidiaries) and The Royal Bank of Scotland N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: November 30, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amendment Agreement, executed on December 17, 2010, among Interface Europe B.V. (and certain of its subsidiaries) and The Royal Bank of Scotland N.V.
99.2	Third Amendment Agreement, executed on November 24, 2011, among Interface Europe B.V. (and certain of its subsidiaries) and The Royal Bank of Scotland N.V.